Exhibit 3.1

Delaware The First State Page 1 10461901 8100 Authentication: 202733629 SR# 20260039302 Date: 01-06-26 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “MONROE CAPITAL ASSET-BACKED FINANCE COMPANY, LP”, FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 2026, AT 12:39 O`CLOCK P.M.

STATE OF DELAWARE CERTIFICATE OF LIMITED PARTNERSHIP • The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows: • First: The name of the limited partnership is Monroe Capital Asset-Backed Finance Company, LP • Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington Zip code 19801 The name of the Registered Agent at such address is The Corporation Trust Company • Third: The name and mailing address of each general partner is as follows: Monroe Capital Asset-Backed Finance Company GP, LLC 155 N. Wacker Drive, Floor 35, Chicago IL 60606 • In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 6th day of Janaury , A.D. 2026 State of Delaware Secretary of State Division of Corporations Delivered 12:38 PM 01/06/2026 FILED 12:39 PM 01/06/2026 SR 20260039302 - File Number 10461901 DE076 - 05/27/2020 Wolters Kluwer OnliM Monroe Capital Asset-Backed Finance Company GP, LLC, its general partner By: /s/ Peter Gruszka General Partner Name: Peter Gruszka, Authorized Person (type or print name)